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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


WALBRO CORPORATION                                 WALBRO CAPITAL TRUST
------------------                                 --------------------
(Exact name of registrant                          (Exact name of registrant
as specified in its charter)                       as specified in its charter)


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
         Delaware                                                                   Delaware
         --------                                                                   --------
(State of incorporation or organization)                           (State of incorporation or organization)

         36-1358966                                                                36-6683606
         ----------                                                                ----------
(I.R.S. Employer Identification No.)                                (I.R.S. Employer Identification No.)

  6242 Garfield Street, Cass City, Michigan                          48726
--------------------------------------------------------------------------------
   (Address of Principal Executive Offices                        (Zip Code)
      for both registrants)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                      NONE


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                    % Convertible Trust Preferred Securities
       (Liquidation Amount $25 per Convertible Trust Preferred Security)
        of Walbro Capital Trust (and the Guarantee with respect thereto)
-------------------------------------------------------------------------
                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For a full description of Walbro Capital Trust's    % Convertible
Trust Preferred Securities (the "Preferred Securities") and Walbro Corporation's guarantee (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Convertible Debentures," and "Description of the Guarantee" in the Prospectus that forms part of the Registration Statement on Form S-3 of Walbro Corporation and Walbro Capital Trust (Registration No. 333-18317) filed with the Securities and Exchange Commission ("SEC") on December 20, 1996, under the Securities Act of 1933, as amended. The information contained in the foregoing Registration Statement and the Prospectus, as amended from time to time (the "Registration Statement"), are incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Securities Act of 1933, as amended, and shall be incorporated by reference into this registration statement on Form 8-A.



ITEM 2.          EXHIBITS.



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
Exhibit
Number           Description of Document
-------          -----------------------
2.1              Certificate of Trust of Walbro Capital Trust.  Incorporated by
                 reference to Exhibit 4.10 to the Registration Statement.

2.2 Form of Amended and Restated Declaration of Trust of Walbro Capital Trust among Walbro Corporation, as Sponsor, Bankers Trust (Delaware), as Delaware Trustee and Lambert E. Althaver, Daniel L. Hittler and Michael A. Shope, as Regular Trustees. Incorporated by reference to Exhibit 4.11 to the Registration Statement.

2.3              Form of Preferred Security (included in Exhibit A-1 to Exhibit
                 2.2).

2.4 Form of Preferred Securities Guarantee Agreement between Walbro Corporation, as Guarantor, and Bankers Trust Company, as Guarantee Trustee with respect to the Preferred Securities of Walbro Capital Trust. Incorporated by reference to Exhibit
                 4.15 to the Registration Statement.

2.5 Form of Indenture between Walbro Corporation and Bankers Trust Company, as Indenture Trustee. Incorporated by reference to
                 Exhibit 4.12 to the Registration Statement.

2.6              Form of Convertible Debenture (included in Exhibit A to Exhibit
                 2.5).


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                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated:   January 7, 1997

WALBRO CORPORATION                                    WALBRO CAPITAL TRUST


By:  /s/ Michael A. Shope                             By:   /s/ Michael A. Shope
     --------------------                                   --------------------
         Michael A. Shope                                      Michael A. Shope
         Chief Financial Officer                               Regular Trustee
         and Treasurer





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